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                                                                 EXHIBIT 10.14.2


                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into as of November 1, 1999 (the "Date of this Agreement") by and between ROBERT S. ROSATI, an individual who resides at 108 Hickory Hill Road, Pittsburgh, Allegheny County, Pennsylvania 15238 (the "Executive") and TRANSTAR, INC., a Delaware corporation with offices located at 135 Jamison Lane, Monroeville, Allegheny County, Pennsylvania 15146 ("Transtar") on behalf of itself and those of its subsidiaries listed on Exhibit A attached to this Agreement (the "Transtar Subsidiaries").

                              W I T N E S S E T H;

         WHEREAS, Prior to the Date of this Agreement and since at least January 1, 1994, the Executive has been employed as President, Chief Executive Officer and a non-voting ex officio director of Transtar and as President, Chief Executive Officer, a Director and Chairman of the Boards of Directors of the Transtar Subsidiaries; and

         WHEREAS, Prior to the Date of this Agreement, the Executive has announced, both publicly and to the appropriate officers of Transtar, the Transtar Subsidiaries, Transtar Holdings, L.P. and USX Corporation (the
"Transtar Shareholders"), his intention to retire from the employment of
Transtar and the Transtar Subsidiaries and to resign as an ex officio director of Transtar and as a Director and Chairman of the Boards of the Transtar Subsidiaries, effective October 31, 1999; and
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         WHEREAS, the Transtar Shareholders are contemplating structural changes to Transtar and the Transtar Subsidiaries which, if implemented, are anticipated to be completed on or before June 30, 2000 (the "Transaction"); and

         WHEREAS, the Transtar Shareholders and the Executive each desire that Executive postpone his retirement and resignations, extend his employment with Transtar and serve both Transtar and the Transtar Subsidiaries in the aforementioned positions after October 31, 1999, but in no event beyond, June 30, 2000, in accordance with the terms and conditions of this Agreement; and

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth below, the parties hereto, intending to be legally bound, hereby agree as follows:

         1. EMPLOYMENT PERIOD. Unless otherwise terminated in accordance with the provisions of Section 5 of this Agreement, the term of this Agreement and the Employment Period provided herein shall commence on November 1, 1999 and shall extend until (i) closing of the Transaction, (ii) death or disability of the Executive, or (iii) June 30, 2000, whichever first occurs (the "Employment Period"). Except upon termination of the Employment Period (i) in accordance with the provisions of Section 5 of this Agreement or (ii) upon death or disability of the Executive, the Employment Period shall continue until at least November 30, 1999. In no event shall the Employment Period continue beyond June 30, 2000.
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         2. DUTIES AND RESPONSIBILITIES. During the Employment Period, Transtar
shall continue to employ the Executive, and the Executive shall continue to serve as President, Chief Executive Officer and non-voting ex officio Director of Transtar and as President, Chief Executive Officer, Director and Chairman of the Boards of Directors of the Transtar Subsidiaries. Throughout the Employment Period, the Executive shall continue to perform all duties and accept all responsibilities directly related or incidental to such positions and any additional duties or responsibilities that may be assigned to the Executive by the Transtar Shareholders or the Transtar Board of Directors. Such additional duties and responsibilities shall include those assigned to the Executive in connection with assessment and implementation of any structural changes to Transtar and the Transtar Subsidiaries. During the Employment Period, the Executive's office shall continue to be located at the Transtar Headquarters Building in Monroeville, Pennsylvania.

         3. COMPENSATION OF EXECUTIVE. The parties acknowledge that immediately prior to the Date of this Agreement, the Executive was the recipient of a compensation package (the "Compensation Package") from Transtar that included, among other things, monthly salary, annual bonus, participation in employee welfare and benefit plans, basic pension, life insurance, medical, dental, supplemental health, disability, deferred compensation and savings plans, Excess Pension Benefits, Supplemental Pension Benefits, Supplemental Thrift Benefits, Supplemental Life Insurance Benefits, paid vacation and holidays, use of a company vehicle, business expense reimbursement, annual medical checkup, limited reimbursement for fees incurred in connection with professional tax advice and financial planning services rendered to the Executive, and participation in the Transtar,
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Inc. Stock Plan and the Transtar, Inc. Stock Option Plan. As full compensation to the Executive for his performance of the duties and responsibilities hereunder during the Employment Period, Transtar agrees to pay the Executive, and the Executive agrees to accept, the Compensation Package under which the Executive was employed by Transtar immediately prior to the Date of this Agreement, augmented by the following enhancements:

(a) During the Employment Period, the Executive shall receive the Compensation Package (including salary) in effect immediately prior to the Date of this Agreement and all increases in, or improvements to, the Compensation Package that may be established by Transtar from time to time throughout the Employment Period;

(b) (i) Upon termination of the Employment Period after December 31, 1999 but no later than March 31, 2000 other than in accordance with the provisions of Section 5 of this Agreement, the Executive (or his designated beneficiaries if termination of the Employment Period results from the death of the Executive) shall be paid, upon termination of the Employment Period, (1) the Executive's monthly salary from the date of termination of the Employment Period through June 30, 2000, and (2) an annual bonus for the year 2000 in the amount of $162,500; or (ii) upon termination of the Employment Period after March 31, 2000 other than in accordance with the provisions of Section 5 of this Agreement, the Executive (or his designated beneficiaries if termination of the Employment Period results from death of the Executive) shall be paid, upon termination of the Employment Period,
         (1) the Executive's monthly salary from the date of termination of the Employment Period through December 31, 2000, and (2) an annual bonus for the year 2000, in the amount of $325,000.

(c) In the event of termination of the Employment Period in accordance with the provisions
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         of Section 5 of this Agreement, the amount of the annual bonus payable to the Executive in accordance with the provisions of Subsection 3(b)of this Agreement shall be determined by multiplying the $162,500 or the $325,000, as the case may be, by a fraction, the numerator of which is the number of calendar days in the year 2000 that have expired up through and as of the date of termination, and the denominator of which is 366.

(d) Redemption of all vested shares and options awarded to the Executive under the terms and conditions of the Transtar, Inc. Stock Plan and the Transtar, Inc. Stock Option Plan shall occur and be paid to the Executive by December 30, 1999, the value of such shares and options to be determined as if the Executive had retired on October 31, 1999.

(e) If the Employment Period terminates after December 31, 1999, all benefits payable to the Executive under the Transtar, Inc. Salaried Retirement, Non-Contributory, Excess Pension Benefits and Supplemental Pension Benefits Plans shall be calculated using the lower of (1) the PBGC discount rate that is in effect on October 31, 1999, or (2) the PBGC discount rate that is in effect on the actual date of retirement.

(f) If the Executive or his spouse, Gloria Perry Rosati, shall die during the Employment Period, all benefits paid to the survivor of them (or to their designated beneficiaries if both of them shall die simultaneously or within thirty (30) calendar days of each other) under the Transtar, Inc. Salaried Retirement, Non-Contributory, Excess Pension Benefits and Supplemental Pension Benefits Plans shall be paid in lump sums calculated as though both the Executive and his spouse had survived the Employment Period.

(g) Except for salary and amounts paid upon redemption of the Executive's vested shares or options awarded under the terms and conditions of the Transtar, Inc. Stock Plan or the
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         Transtar, Inc. Stock Option Plan, any components of the Compensation
         Package as augmented by the provisions of this Section 3 of this Agreement payable to the Executive upon termination of the Employment Period for any reason except in accordance with the provisions of
         Section 5 of this Agreement, shall be paid to the Executive (or his designated beneficiaries if termination of the Employment Period results from death of the Executive) upon termination of the Employment Period and in accordance with their value determined (1) as of the date of termination of the Employment Period or (2) October 31, 1999, whichever is greater (the difference being referred to herein as the "Incremental Portion"). To the extent that an Incremental Portion of a payment for any such component of compensation involving a pension or health and welfare plan cannot properly or legally be made to the Executive or his designated beneficiaries from the funds of such Transtar pension or health and welfare benefit plan, such payment shall be made from the general funds of Transtar and the amount of such payment shall be grossed-up to reimburse the Executive for any federal, state or local income tax payable by the Executive on the Incremental Portion as result of the payment originating from the general funds of Transtar instead of from the funds of a Transtar pension or health and welfare benefit plan.

         4. EXTENT OF SERVICE. During the Employment Period, the Executive shall use his best efforts in the business of Transtar and the Transtar Subsidiaries, and shall devote substantially his full-time working hours, attention and energy to the business of Transtar and the Transtar Subsidiaries and to the performance of his services and the discharge of his duties and responsibilities hereunder. The Executive shall perform such work duties and responsibilities on behalf of Transtar and the Transtar Subsidiaries hereunder to the standards
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as have been customary prior to the Date of this Agreement. The Executive shall not become engaged in any other business activity that may interfere with his ability to discharge his duties and responsibilities hereunder to Transtar and the Transtar Subsidiaries. The Executive further agrees that his performance of duties and responsibilities hereunder shall at all times be subject to the Policies, corporate governance procedures and Administrative Programs and Procedures of Transtar and the Transtar Subsidiaries in effect on the Date of this Agreement and as may be amended or promulgated from time to time during the Employment Period, and further agrees not to work either on a part time or independent contractual basis for any other business or enterprise during the Employment Period. Throughout the Employment Period, the Executive shall faithfully and diligently perform his duties and responsibilities under this Agreement and shall use his best efforts to promote the interests of Transtar and the Transtar Subsidiaries.

         5. TERMINATION OF EMPLOYMENT PERIOD FOR CAUSE. Nothing in this Agreement shall be construed to prevent the termination of this Agreement and the Employment Period by the Transtar Shareholders or the Transtar Board of Directors at any time for "cause." For purposes of this Agreement, "cause" shall mean (i) the Executive's breach in respect of his duties and responsibilities under this Agreement, if such breach remains unremedied for ten (10) calendar days after written notice thereof from the Transtar Shareholders or the Transtar Board of Directors to the Executive, specifying the acts constituting the breach and requesting that they be remedied; (ii) the Executive having been charged with a felony during the Employment Period, provided that, in the reasonable opinion of
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the Board of Directors of Transtar, the charge results, or is likely to result, in substantial detriment to Transtar or the Transtar Subsidiaries; or (iii) the Executive's gross negligence or gross misconduct or dereliction of duty, or a substantial or material breach of this Agreement, that, in the reasonable opinion of the Board of Directors of Transtar, causes or threatens to cause serious injury to Transtar or the Transtar Subsidiaries.

         6. GOVERNING LAW. This Agreement shall be governed by and interpreted under the laws of the Commonwealth of Pennsylvania without giving effect to any conflict of laws provisions.

         7. CONTENTS OF AGREEMENT; AMENDMENT AND ASSIGNMENT. This Agreement sets forth the entire understanding between the parties hereto with respect to the subject matter hereof, supersedes any prior agreement or employment agreement between the parties and shall not be changed, modified or terminated except upon written amendment executed by the parties. This Agreement and any rights (including compensation) or obligations hereunder shall not be assigned, pledged or transferred in any way by either party without the prior written consent of the other, except that (i) Transtar may assign this Agreement to its successor in interest provided that Transtar guarantees performance of the obligations set forth in this Agreement by such successor (ii) the Executive may designate his beneficiaries to receive (and such beneficiaries shall receive) any compensation, payments or other benefits payable hereunder upon his death, (iii) any assignment by will or by laws of descent and distribution is permitted, and
(iv)
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the Executive's executors, administrators or other legal representatives may assign any rights hereunder to the person or persons entitled thereto.

         8. NOTICE. All notices, requests, demands and other communications hereunder must be in writing and shall be deemed to have been duly given if delivered by hand or mailed within the continental United States by first class, registered mail, return receipt requested, postage and registry fees prepaid, to the applicable party and addressed as follows:

                               If to Transtar:  Transtar, Inc.
                                                135 Jamison Lane
                                                P.O. Box 68
                                                Monroeville, Pennsylvania 15146

                                                Attention - Vice President - Law

                               If to Executive: Robert S. Rosati
                                                108 Hickory Hill Road
                                                Pittsburgh, Pennsylvania 15238

         9. SEVERABILITY. If any provision of this Agreement or application thereof to anyone or under any circumstances is adjudicated to be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect any other provision or application and shall not invalidate or render unenforceable such provision or application in any other jurisdiction.

         10. BOARD AND SHAREHOLDER APPROVAL. The effectiveness of this Agreement as well any obligations of Transtar or the Transtar Subsidiaries hereunder shall be
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subject to approval by the Board of Directors and shareholders of Transtar and the shareholders of the Transtar Subsidiaries. If such approvals are not obtained within fourteen (14) calendar days of the date on which this Agreement has been fully executed by the parties, then this Agreement shall be of no force and effect.

         11. LEGAL COUNSEL. The Executive acknowledges that this Agreement has been prepared by Robert N. Gentile, Esq. ("Counsel") acting solely in his capacity as counsel to Transtar and the Transtar Subsidiaries, that any discussion between the Executive and Counsel which has occurred during the preparation of this Agreement should not be understood as, or relied upon, by the Executive as legal advice and further that Counsel has informed the
Executive of Executive's right to retain legal counsel on his own behalf to review this Agreement and to advise Executive appropriately.
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         IN WITNESS WHEREOF, the Executive and Transtar, on behalf of itself and the Transtar Subsidiaries, have executed this Agreement as of the date first above written.

ATTEST:                                          TRANSTAR, INC., ON BEHALF
                                                 OF ITSELF AND ITS SUBSIDIARIES:


    /s/ R. N. GENTILE                            BY    /s/ J. W. SCHULTE
------------------------------------                ----------------------------
         SECRETARY                               ITS   V.P. FINANCE & CFO


WITNESS:


       /s/ R. N. GENTILE                               /s/ ROBERT S. ROSATI
------------------------------------             -------------------------------
                                                         ROBERT S. ROSATI


DRAFT 11/17/99